Joint Filer Information
                             -----------------------


NAME OF DESIGNATED FILER:  LEON D. BLACK
DATE OF EVENT REQUIRING STATEMENT: 10/3/05
ISSUER NAME AND TICKER OR TRADING SYMBOL: ENVIRONMENTAL SOLUTIONS
WORLDWIDE, INC. ("ESWW.OB")


Name: Leon D. Black Trust UAD 11/30/92 FBO Alexander Black
Address: 9 West 57th Street, Suite 4300, New York, NY  10019

LEON D. BLACK TRUST UAD 11/30/92 FBO ALEXANDER BLACK


Signature: /s/ John J. Hannan
           -------------------
           Name:  John J. Hannan
           Title: Trustee


Name:  Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black
Address: 9 West 57th Street, Suite 4300, New York, NY  10019


LEON D. BLACK TRUST UAD 11/30/92 FBO BENJAMIN BLACK


Signature: /s/ John J. Hannan
           -------------------
           Name:  John J. Hannan
           Title: Trustee


Name:  Leon D. Black Trust UAD 11/30/92 FBO Joshua Black
Address: 9 West 57th Street, Suite 4300, New York, NY  10019


LEON D. BLACK TRUST UAD 11/30/92 FBO JOSHUA BLACK



Signature: /s/ John J. Hannan
           -------------------
           Name:  John J. Hannan
           Title: Trustee


Name:  Leon D. Black Trust UAD 11/30/92 FBO Victoria Black
Address: 9 West 57th Street, Suite 4300, New York, NY  10019


LEON D. BLACK TRUST UAD 11/30/92 FBO VICTORIA BLACK


Signature: /s/ John J. Hannan
           -------------------
           Name:  John J. Hannan
           Title: Trustee